EXHIBIT 10.1

AMENDMENT NUMBER 2

TO THE

OCCIDENTAL PETROLEUM CORPORATION

2005 DEFERRED STOCK PROGRAM

WHEREAS, Occidental Petroleum Corporation (the “Corporation”) maintains the Occidental Petroleum Corporation 2005 Deferred Stock Program (the “Program”), the purpose of which is to provide a tax-deferred opportunity for key management and highly compensated employees of the Corporation and its affiliates to accumulate additional retirement income through deferrals of equity-based compensation;

WHEREAS, the Program is subject to Section 409A of the Internal Revenue Code (“Section 409A”), which imposes rules regarding the taxation of nonqualified deferred compensation plans, effective for amounts deferred after December 31, 2004;

WHEREAS, it is desirable to permit participants in the Program to make certain distribution elections with respect to amounts deferred under the Program in accordance with the special transition relief afforded by the preamble to the proposed regulations issued under Section 409A;

WHEREAS, the Plan was previously amended to permit participants to elect to change their distribution elections in accordance with Section 409A (the “Regular Election Change Rules”), effective November 1, 2006;

WHEREAS, because participants may make election changes in 2006 under the special Section 409A transition rules, it is desirable to delay the effective date of the Regular Election Change Rules until January 1, 2007; and

WHEREAS, it is desirable to amend the Program to cease further voluntary deferral elections after 2006.

NOW, THEREFORE, effective as set forth below, the Program is amended as follows:

ARTICLE III

DEFERRAL OF STOCK AWARDS

1.          Effective December 31, 2006, Article III is amended by adding a new Section 3.3 to the end thereof to read as follows:

“3.3      Cessation of Deferrals.

(a)       Elective Deferral Awards. Notwithstanding anything contained herein to the contrary, no new elections to defer Shares may be made under Section 3.1 after December 31, 2006.

(b)       Outstanding Awards. Notwithstanding anything contained herein to the contrary, share units under a Mandatory Deferral Award that was granted before December 31, 2006 but become vested after December 31, 2006 shall be credited under Section 4.1(a) of this Program unless the Participant elected, pursuant to transition rules under Section 409A of the Code, to receive distribution of Shares under such Mandatory Deferral Award in 2008 or, if later, upon vesting. Additionally, share units subject to a Deferral Election under an Elective Deferral Award that was granted before December 31, 2006 but become vested on or after December 31, 2006 shall be credited under Section 4.1(a) of this Program unless the Participant elected, pursuant to transition rules under Section 409A of the Code, to receive distribution of Shares under such Elective Deferral Award in 2008 or, if later, upon vesting. Any share units under a Mandatory Deferral Award or Elective Deferral Award that become vested on or after December 31, 2006 and are payable in 2008 pursuant to an election as described herein, and any Dividend Equivalents subject thereto, shall be credited to a special subaccount of the Participant’s Deferred Share Account and distributed as described in Section 4.4(a) during the first seventy-five (75) days of 2008. Any share units under a Mandatory Deferral Award or an Elective Deferral Award that become vested after December 31, 2006 and are payable upon vesting pursuant to an election as described herein shall not be deferred under this Program.”

ARTICLE IV

DEFERRED SHARE ACCOUNTS

2.          Effective October 12, 2006, Section 4.4(c)(iii) and the last sentence of Section 5.2(c), which were originally added to this Program with an effective date of November 1, 2006, shall instead become effective on January 1, 2007.

3.          Effective October 12, 2006, a new Section 4.4(g) is added as follows:

“(g)            Special Transition Election. Notwithstanding anything herein to the contrary, pursuant to the transition rules under Section 409A of the Code and the regulations and guidance thereunder, each Participant may make a new distribution election (a ‘Special Transition Election’) with respect to Deferred Shares credited to his general Deferred Share Account. Under this Special Transition Election, a Participant may make any of the following elections:

(i)             A Participant may elect to receive, in July 2007, a lump sum distribution of the Deferred Shares credited to his account as of December 31, 2006 plus additional Deferred Shares subsequently credited to that balance as Dividend Equivalents (if any) (his “Pre-2007 Deferred Shares”) in the form described in Section 4.4(a) of this Program, and to receive a distribution upon Retirement of any Deferred Shares credited to his general Deferred Share Account after December 31, 2006 (other than Dividend Equivalents credited to his December 31, 2006 balance and Deferred Shares credited pursuant to Section 3.3(b)) (his “Future Deferred Shares”) in accordance with his original Retirement distribution election under this Program.

(ii)            A Participant may elect to receive a lump sum distribution of his Pre-2007 Deferred Shares in the form described in Section 4.4(a) of this Program in July of 2007 and to change his election as to the form of distribution upon Retirement of any Future Deferred Shares.

(iii)          A Participant may elect to change his election as to the form of distribution of all Deferred Shares credited to his Deferral Share Account upon Retirement so that both his Pre-2007 Deferred Shares and his Future Deferred Shares are distributed in accordance with this changed election upon Retirement.

(iv)           A Participant may elect not to make any change to his election as to the form of distribution of Deferred Shares credited to his Deferred Share Account upon Retirement so that both is Pre-2007 Deferred Shares and his Future Deferred Shares are distributed in accordance with his original election under this Program upon Retirement.

Any Special Transition Election under this Section 4.4(g) must be made by November 3, 2006 or such later date as permitted by the Committee, but in no event later than December 31, 2006. No Special Transition Election under this Section 4.4(g) shall have any effect on any Deferred Shares credited to a special subaccount of a Participant’s Deferred Share Account as described in Section 3.3(b) of this Program.”

IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute this amendment this 12th day of October, 2006.

OCCIDENTAL PETROLEUM CORPORATION
By:	/s/ RICHARD W. HALLOCK
Richard W. Hallock Executive Vice-President, Human Resources

3